Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 2002, John A. Orwin, President, Chief Executive Officer and Director, and Kristine M. Ball, Chief Financial Officer, of Relypsa, Inc. (the “Company”) each hereby certifies that to the best of his or her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2015

/s/ JOHN A. ORWIN
President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ KRISTINE M. BALL
Chief Financial Officer (Principal Financial and Accounting Officer)